                                                                     EXHIBIT 4-B

                                                           Proof of May 14, 1996
- --------------------------------------------------------------------------------




                        CRAIG CONSUMER ELECTRONICS, INC.

                                       and

                             THE BOSTON GROUP, L.P.

                              --------------------

                       REPRESENTATIVE'S WARRANT AGREEMENT

                             Dated as of May , 1996

                              --------------------




- --------------------------------------------------------------------------------

                       REPRESENTATIVE'S WARRANT AGREEMENT

            THIS REPRESENTATIVE'S WARRANT AGREEMENT (the "Agreement"), dated as of May __, 1996, is made and entered into by and between CRAIG CONSUMER ELECTRONICS, INC., a Delaware corporation (the "Company"), and THE BOSTON GROUP, L.P. ("the Representative").

            The Company agrees to issue and sell to the Representative and the Representative agrees to purchase from the Company, for the price of $50, a warrant, as hereinafter described (the "Warrant" and together with any warrants subsequently issued hereunder, the "Warrants"), to purchase up to 125,000 shares, as may be adjusted from time to time as set forth herein, of the Company's common stock, no par value (the "Common Stock"), in connection with a public offering (the "Offering") by the Company of 1,262,500 shares of Common Stock pursuant to an underwriting agreement (the "Underwriting Agreement"), dated as of May , 1996, by and between the Company and the Representative, as representative of the several Underwriters named therein. The shares of Common Stock purchasable upon exercise of the Warrants, as may be adjusted from time to time as set forth herein, are hereinafter referred to as the "Warrant Stock." The Warrant shall be issued pursuant to this Agreement on the closing date of the Offering (the "Closing Date").

            In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants, the Warrant Stock and the respective rights and obligations thereunder, the Company and the Representative, for value received, hereby agree as follows:

         SECTION 1. TRANSFERABILITY AND FORM OF WARRANTS.

            1.1 Registration. All Warrants shall be numbered and shall be registered on the books of the Company when issued.

            1.2 Transfer. The Warrants shall be transferable only on the books of the Company maintained at its principal office, wherever its principal office may then be located, upon delivery thereof duly endorsed by a Warrant holder (a "Warrantholder") or by its duly authorized attorney or representative and with the signatures properly guaranteed, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new certificate evidencing each such Warrant to each person entitled thereto.

            1.3 Limitations on Transfer of the Warrants. Warrants shall not be sold, transferred, assigned or hypothecated by the Representative until 6:30 a.m., Pacific time, on ______________, 1997 [ONE YEAR AFTER THE EFFECTIVE DATE], except that Warrants may be transferred before such date: (i) to one or more officers or partners of any Warrantholder, and the officers or partners of any such partner; (ii) to any other member of the National Association of Securities Dealers, Inc. which participated in the Offering and the officers or partners of any such member; (iii) to successors to a Warrantholder or the officers or partners of any such successor; (iv) to a purchaser of all or substantially all of the assets of a

Warrantholder; or (v) by will, pursuant to the laws of descent or distribution or by operation of law. The Warrants may be divided or combined, upon request to the Company by a Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Warrant Stock. Unless the context indicates otherwise, the term "Warrantholder" shall include the Representative and any transferee or transferees of the Warrants pursuant to this subsection 1.3 and as otherwise permitted by this Agreement, and the term "Warrants" shall include any and all Warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

            1.4 Form of Warrants. The text of the Warrants and of the form of election to purchase Warrant Stock shall be substantially as set forth in Exhibit A attached hereto. The aggregate number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chief Executive Officer or its President and attested to by its Chief Financial Officer or its Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement or at any time thereafter.

                The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

            1.5 Legend on Warrants and Warrant Stock. Each certificate evidencing a Warrant (or Warrant Stock issued upon exercise of a Warrant) initially issued upon exercise of a Warrant shall bear the following legend, unless, at the time of exercise, such Warrant Stock is subject to a currently effective Registration Statement under the Securities Act of 1933, as amended (the "Act"):

            "'THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 11 OF THE REPRESENTATIVE'S WARRANT AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

            Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to an effective registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

         SECTION 2. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of shares of Warrant Stock as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates as so requested.

         SECTION 3. TERM OF WARRANTS; EXERCISE OF WARRANTS.

            (a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 6:30 a.m., Pacific Time, on _______________, 1997 [ONE YEAR AFTER THE EFFECTIVE DATE] and ending at 5:00 p.m., Pacific Time, on _____________, 2001 [FIVE YEARS AFTER THE EFFECTIVE DATE] (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable shares of Warrant Stock to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly completed and executed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof) for the number of shares of Warrant Stock in respect of which such Warrants are then exercised, but in no event for less than 100 shares of Warrant Stock (unless less than an aggregate of 100 shares of Warrant Stock are then purchasable under all outstanding Warrants held by such Warrantholder). This Warrant, when exercisable, may be exercised from time to time in whole or in part.

            (b) Payment of the Warrant Price shall be made in cash, by certified or official bank check in Los Angeles Clearing House funds (next day funds), or any combination thereof.

            (c) In addition to the method of payment set forth in Section 3(b) above and in lieu of any cash payment required thereunder, unless otherwise prohibited by law, the Warrantholders shall have the right at any time, when exercisable, and from time to time to exercise the Warrants in full or in part
(i) by receiving from the Company the number of shares of Warrant Stock equal to the number of shares of Warrant Stock otherwise issuable upon such exercise less the number of shares of Warrant Stock having an aggregate value on the date of exercise equal to the Warrant Price multiplied by the number of shares of Warrant Stock for which this Warrant is being exercised and/or (ii) by delivering to the Company the number of shares of Common Stock having an aggregate value on the date of exercise equal to the Warrant Price multiplied by the number of shares of Warrant Stock for which this Warrant is being exercised. For purposes hereof, the "value" of a share of Common Stock on a given date shall equal to the Current Market Price on such date as defined in Section 9 of this Agreement.

            (d) Upon surrender of the Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, and in such name or names as the Warrantholder may designate, certificates for the number of full shares of Warrant Stock so purchased upon such exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional shares otherwise issuable upon such surrender. Such certificate or certificates, to the extent permitted by law, shall be deemed to have been issued and any person so designated to be named therein shall be defined to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the shares of Warrant Stock specified therein at any time prior to the Termination Date, a new Warrant evidencing the remaining shares of the Warrant Stock purchasable by such Warrantholders hereunder shall be issued by the Company to such Warrantholders.

         SECTION 4. VALIDITY; PAYMENT OF TAXES. All securities delivered upon exercise of a Warrant shall be duly and validly issued and non-assessable. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants and the shares of Warrant Stock issuable upon the exercise of the Warrants; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the Warrant Stock.

         SECTION 5. MUTILATED OR MISSING WARRANTS. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant.

         SECTION 6. RESERVATION OF SHARES. The Company represents and warrants to the Warrantholder that there has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants shall be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company shall keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company shall supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and shall provide or otherwise make available any cash which may be payable in lieu of the issuance of fractional shares, as provided in Section 9 hereof.

         SECTION 7. WARRANT PRICE. The price per share at which shares of Warrant Stock shall be purchasable upon the exercise of the Warrants shall be $____ [120% OF THE INITIAL PUBLIC OFFERING PRICE], subject to adjustment pursuant to Section 8 hereof (as so adjusted from time to time, the "Warrant Price").

         SECTION 8. ADJUSTMENTS OF NUMBER OF SHARES OF WARRANT STOCK AND WARRANT PRICE. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            8.1 Adjustments. The number of shares of Warrant Stock purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                (a) In case the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock or other securities, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue, by reclassification of its Common Stock, shares of its capital stock or other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Warrant Stock purchasable upon exercise of a Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Warrant Stock, shares of its capital stock and other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                (b) In case the Company shall issue rights, options (other than options issued under, and pursuant to, the Company's Incentive and Non-Statutory Stock Option Plan (collectively, the "Option Plan")], warrants or convertible securities to holders of its Common Stock, without any charge to such holders, containing the right to subscribe for or purchase Common Stock, the number of shares of Warrant Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Warrant Stock theretofore purchasable upon exercise of a Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities.

                (c) In case the Company shall distribute to holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of current earnings made in the ordinary course of business consistent with past practices), then in each case the number of shares of Warrant Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Warrant Stock theretofore purchasable upon exercise of such Warrant by a fraction, of which the numerator shall be the then Current Market Price (as defined below) on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subsection 8(f) below) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                (d) No adjustment in the number of shares of Warrant Stock purchasable pursuant to subsections 8.1(b) or (c) hereof shall be required v1unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Warrant Stock then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of shares of Warrant Stock purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants would become exercisable; provided, however, that any adjustments which by reason of this subsection 8.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                (e) Whenever the number of shares of Warrant Stock purchasable upon the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Warrant Stock purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Warrant Stock purchasable immediately thereafter.

                (f) To the extent not covered by subsections 8.1(b) or (c) hereof, in case the Company shall sell or issue Common Stock or rights, options (other than options issued under and pursuant to the Option Plan), warrants or convertible securities containing the right to subscribe for, purchase or exchange into shares of Common Stock at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing
(i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the then Current Market Price or the Warrant Price in effect immediately prior to such sale or issuance, then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (I) an amount equal to the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then existing Warrant Price, plus (B) the consideration received or receivable by the

Company upon such sale or issuance, by (II) the total number of shares of Common Stock outstanding immediately after such sale or issuance. The number of shares of Warrant Stock purchasable upon the exercise of a Warrant shall thereafter be that number determined by multiplying the number of shares of Warrant Stock purchasable upon exercise immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Price in effect immediately prior to such adjustment and the denominator shall be the Warrant Price as so adjusted. For the purposes of such adjustments, the Common Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for, purchase or exchange into shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be payable for the Common Stock covered thereby. In case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then, in determining the "price per share" of Common Stock and the "consideration received by the Company" for purposes of the first sentence of this subsection 8.1(f), the Board of Directors shall determine the fair value of said property, and such determination, if based upon the Board of Directors, good faith business judgment, shall be binding upon the Warrantholders. In determining the "price per share" of Common Stock, any underwriting discounts or commissions paid to brokers, dealers or other selling agents shall not be deducted from the price received by the Company for sales of securities registered under the Act or issued in a private placement. There shall be no adjustment of the Warrant Price pursuant to this subsection 8.1(f) if the amount of such adjustment would be less than $.05 per share of Common Stock; provided, however, that any adjustment which by reason of this provision is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                (g) For the purpose of this Section 8, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, a Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of a reputable investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of a Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8.

                (h) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of shares of Warrant

Stock purchasable upon exercise of a Warrant and the Warrant Price, to the extent a Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such number and such price as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock issued in respect of such rights, options, warrants or conversion privileges were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the numbers of shares of Warrant Stock purchasable upon exercise of a Warrant or increasing the Warrant Price by an amount in excess of the amount of the adjustment made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

                (i) Whenever the number of shares of Warrant Stock purchasable upon the exercise of a Warrant or the Warrant Price is adjusted pursuant to this
Section 8, the Company shall cause to be promptly mailed to each Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of shares of Common Stock, capital stock and other securities purchasable upon the exercise of such Warrantholder's Warrant and the applicable Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

            8.2 No Adjustment for Dividends, Option Plan. Except as specifically provided in subsection 8.1, no adjustment in respect of any cash dividends or distributions on the Company's Common Stock out of current earnings made in the ordinary course of business consistent with past practices shall be made during the term of the Warrants or upon the exercise of the Warrants. No adjustment in respect to options issued under, and pursuant to, the Option Plan shall be made during the term of the Warrants or upon the exercise of the Warrants.

            8.3 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or other entity or in case of any sale, lease, conveyance or other transfer to another corporation, person or other entity of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, person or other entity, as the case may be, shall execute with the Warrantholder, and the agreements governing such consolidation, merger, sale, lease, conveyance or other transfer shall require such execution of, an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such event, upon exercise of the Warrants, to receive the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease, conveyance or other transfer had the Warrants (and each underlying security) been exercised immediately prior to such action. The Company shall promptly mail to each Warrantholder by first class mail, postage prepaid, notice of the execution of any such agreement. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase shares of Warrant Stock under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 8 hereof, and shall provide for terms and provisions at least as favorable to the Warrantholder as those contained in this Agreement. The provisions of this subsection 8.3 shall similarly apply to successive consolidations, mergers, sales, leases, conveyances or other transfers.

            8.4 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each share of Warrant Stock below the then par value per share, if any, of the Warrant Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Stock upon exercise of the Warrants.

            8.5 Independent Public Accountants. The Company may retain Arthur Andersen LLP (or such other accounting firm qualified to practice in front of the securities and Exchange Commission (the "Commission") as is reasonably acceptable to the Representative) to make any computation required under this
Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

            8.6 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement, provided that such expression shall in no way affect the number of shares of Warrant Stock actually purchasable upon the exercise of such Warrants.

         SECTION 9. FRACTIONAL SHARES; CURRENT MARKET PRICE. The Company shall not be required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable upon the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded on the Nasdaq National Market ("NNM") or on a national securities exchange, the per share closing price of the Common Stock in the NNM or on the principal stock exchange on which it is listed, as the case may be, on the date of exercise of the Warrant or, with respect to any adjustment pursuant to Section 8.1 hereof, on the date immediately preceding the announcement of the event causing such adjustment or (ii) if the Common Stock is traded in the over-the-counter market and not in the NNM or on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the thirty (30) consecutive trading days immediately preceding the date in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market). The closing price referred to in clause (i) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NNM or on the principal stock exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by The Nasdaq Small Cap Market, the bid price referred to in said clause shall be the lowest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such Common Stock is not so reported, shall be the price of a share of Common Stock determined by the Company's Board of Directors in good faith.

         SECTION 10. NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER. Except as expressly provided herein, nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

                (a) any action which would require an adjustment pursuant to
Section 8 hereof;

                (b) an issuance by the Company of rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, containing the right to subscribe for or purchase Common Stock; or

                (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 13 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

         SECTION 11. RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS; OBLIGATION'S IN REGISTRATION.

                (a) The Warrantholder agrees that prior to making any disposition of the Warrants or the Warrant Stock, other than to persons or entities identified in the first sentence of Section 1.3, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made unless the Warrantholder has notified, or currently with such disposition notifies, the Company that in the opinion of counsel reasonably satisfactory to the Company a registration statement, application or other notification, filing or post-effective amendment or supplement thereto (hereinafter collectively a "Registration Statement") under the Act or the state securities or "blue sky" laws of any applicable jurisdiction is not required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission or state securities commission or agency. The Warrantholder agrees that it shall use its reasonable best efforts to obtain from any transferee who acquires any Warrants in a private transaction with the Warrantholder an agreement by such transferee that it agrees to be bound by any transfer restrictions set forth in this subsection 11(a) then applicable to such transferees.

                (b) The Company shall be obligated to prepare and file a registration statement, and amendments thereto, with the Commission for the registration of the Warrants and the Warrant Stock under the Act and shall be obligated to cause such registration statement, and amendments thereto, to be declared effective by the Commission on or prior to ______________, 1997 [ONE YEAR AFTER WARRANT ISSUED]. The Company shall be obligated to the registered holders of the Warrant and the Warrant Stock to continually maintain, at the Company's own expense, the currency and effectiveness of such registration statement of the Company, including the filing of any and all applications and other notifications, filings and post-effective amendments and supplements (collectively, the "Current Registration Statement"), as may be necessary, so as to permit the resale of the Warrants and the Warrant Stock until the earlier of the time that all shares of Warrant Stock have been sold pursuant to the Current Registration Statement or the second yearly anniversary of the Termination Date.

                (c) If at any time after the date hereof the Current Registration Statement is no longer in effect other than because all shares of Warrant Stock have been sold pursuant to the Current Registration Statement or because the Termination Date has already occurred, the Company shall be obligated to the registered holders of the Warrants and the Warrant Stock as follows:

                    (i) Whenever during the period beginning on ____________, 1997 [ONE YEAR AFTER THE EFFECTIVE DATE] and ending on _____________, 2002 [SIX YEARS AFTER THE EFFECTIVE DATE], the Company proposes to file with the Commission a Registration Statement (other than as to securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act), it shall, at least thirty (30) days prior to each such filing, give written notice of such proposed filing to each Warrantholder and each holder of the Warrant Stock at their respective addresses as they appear on the records of the Company, and shall offer to include and shall include in such filing any proposed disposition of the Warrants and Warrant Stock upon receipt by the Company, not more than twenty (20) days following the receipt of such notice, of a request therefor setting forth the facts with respect to such proposed disposition and all other information with respect to such person reasonably necessary to be included in such Registration Statement. In the event that such registration statement relates to an underwritten offering on a "firm commitment" basis and the managing underwriter for said offering advises the Company in writing that the inclusion of such securities in the offering would be materially and substantially detrimental to the completion of the offering, such securities shall nevertheless be included in the Registration Statement, provided that the Warrantholder and each holder of Warrant Stock desiring to have such securities included in the Registration Statement agrees in writing for a period of ninety (90) days following such offering not to sell or otherwise dispose of such securities pursuant to such Registration Statement, which Registration Statement the Company shall keep effective for a period of at least twelve (12) months following the expiration of such ninety (90) day period.

                    (ii) In addition to any Registration Statement pursuant to subparagraph (i) above, during the four-year period beginning on _____________, 1997 [ONE YEAR AFTER THE EFFECTIVE DATE] and ending on the Termination Date, the Company will, as promptly as practicable (but in any event within sixty (60) days), after written request (the "Request") by the Representative, or by a person or persons holding (or having the right to acquire by virtue of holding the warrants) more than fifty percent (50%) of the shares of Warrant Stock which have been (or may be) issued upon exercise of the Warrants, prepare and file at the Company's expense a Registration Statement with the Commission and such applications or other filings as required under applicable state securities or blue sky laws sufficient to permit the public offering of the Warrants and the Warrant Stock, and shall use its reasonable best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the securities covered by the Request until the earlier of the time that all such Warrant Stock has been sold or the expiration of twelve (12) months from the effective date of the Registration Statement; provided, however, that the Company shall only be obligated to file one such Registration Statement under this Section 11(c)(ii). Notwithstanding the foregoing, once and only once during the period the Company would have an obligation to register the Warrants and the Warrant Stock pursuant to this Section 11(b)(ii), the Company shall not be obligated to effect a registration pursuant to this Section 11(c)(ii) during the three (3) month period starting with the date thirty (30) days prior to the Company's estimated date of filing of an underwritten public offering of securities solely for the account of the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; provided further, that the Company shall furnish to the Warrantholder and each holder of Warrant Stock a certificate signed by the managing underwriter stating that it would be seriously detrimental to the Company or its stockholders for the registration statement to be filed in the near future.

                (d) All fees, disbursements and out-of-pocket expenses (other than the Warrantholder's brokerage fees and commissions and legal fees of counsel to the Warrantholder, if any) in connection with the filing of any Registration Statement or maintaining the currency and effectiveness of the Current Registration Statement (or obtaining the opinion of counsel and any no-action position of the commission with respect to sales under Rule 144) and in complying with applicable federal securities and state securities and blue sky laws shall be borne by the Company. The Company at its expense shall supply any Warrantholder and any holder of Warrant Stock with copies of such Registration Statement and the prospectus included therein and other related documents and any opinions and no-action letters in such quantities as may be reasonably requested by such Warrantholder or holder of Warrant Stock.

                (e) The Company shall not be required by this Section 11 to file such Registration Statement if, in the opinion of counsel for the Representative, which counsel shall be reasonably satisfactory to the Company, or in the opinion of another counsel experienced in securities law matters acceptable to counsel for such holders, the proposed public offering or other transfer as to which such Registration Statement is requested is exempt from applicable federal securities and state securities and blue sky laws and would result in all proposed sales being made under Rule 144 under the Act.

                (f) The provisions of this Section 11 and of Section 12 hereof shall apply to the extent provided herein if the Company chooses to file an Offering Statement under Regulation A promulgated under the Act.

                (g) The Company agrees that until all the Warrants and Warrant stock have been sold under a Registration Statement or pursuant to Rule 144 under the Act, it shall keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

                (h) In the event any Warrantholder timely elects to participate in an offering by including Warrant Stock in a Registration Statement pursuant to subsection 11(c) above, the Company shall use its reasonable best efforts to effect such registration to permit the sale of Warrant Stock in accordance with the intended method or methods of disposition thereof, and pursuant thereto, the Company shall, as expeditiously as possible:

                    (i) Prepare and file with the Commission a Registration Statement or Registration Statements on a form available for the sale of the Warrant Stock, and to cause any such Registration Statement filed under the Act pursuant to subsection 11(c) above to become effective at the earliest possible date after the filing thereof and remain effective as provided herein and to comply with all applicable rules and regulations of the Commission (the "Rules and Regulations") in connection therewith, provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, including documents which would be incorporated or deemed to be incorporated by reference in the Registration Statement after the initial filing of any Registration Statement, the Company will furnish to the Representative and the Warrantholders, their respective counsel, and the underwriters, if any, to be engaged in connection with the offering and sale by the Company (for purposes of this subsection 11(h), the "Public Underwriter"), copies of all such documents proposed to be filed, which documents will he subject to the review of the Representative and such Warrantholders, their respective counsel and the Public Underwriter, if any, and the Company will not file any Registration Statement, amendment thereto, any prospectus or any supplement thereto (including such documents incorporated or deemed to be incorporated by reference) to which the Representative or the Public Underwriter, if any, shall reasonably object;

                    (ii) Prepare and promptly file with the Commission such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period of twelve (12) months; cause the related prospectus to be supplemented, by any required prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all Warrant Stock covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition as set forth in such Registration Statement or supplement to such prospectus. The Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it intentionally or voluntarily takes any action that would result in the Representative or such Warrantholders not being able to sell such Warrant Stock;

                    (iii) As soon as the Company is advised or obtains knowledge thereof, advise the Representative and confirm the same in writing (A) when the Registration Statement, as amended, becomes effective and when any post-effective amendment to the Registration Statement becomes effective, (B) of the issuance by the Commission or any State or other regulatory body of any stop order or other order, or of the initiation or the threat or contemplation of any proceeding, the outcome of which may result in the suspension of the effectiveness of the Registration Statement or the issuance of any order preventing or suspending the use of any preliminary prospectus or the prospectus, or any amendment or supplement thereto, or the institution of any proceedings for that purpose, (C) of the issuance by the Commission or any State or other regulatory body of any proceedings for the suspension of the qualification of any of the Warrant Stock for offering or sale in any jurisdiction or of the initiation or the threat or contemplation of any proceeding for that purpose, (D) of the receipt of any comments from the Commission and (E) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the prospectus related thereto or for additional information; if the commission or any State or other regulatory body shall enter a stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the prospectus, or any amendment or supplement thereto, or suspend such qualification at any time, make every effort to obtain promptly the lifting of such order or suspension;

                    (iv) If requested by the Public Underwriter, if any, or the Representative, or any Warrantholder (1) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Representative or such Warrantholder and the Public Underwriter, if any, agree should be included therein relating to such sale and distribution of the Warrant stock, including, without limitation, information with respect to the number of shares of Warrant Stock being sold to such Public Underwriter, the purchase price being paid therefor by such Public Underwriter and with respect to any other terms of the underwritten offering of the Warrant Stock to be sold in such offering; (2) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be so incorporated in such prospectus supplement or post-effective amendment; and (3) supplement or amend any Registration Statement if requested by the Representative, the Warrantholders or any Public Underwriter;

                    (v) Furnish to the Representative, each of the Warrantholders and their respective counsel, without charge and at such place as the Representative may designate, copies of each preliminary prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which will be signed and will include all financial statements and exhibits, one for the Representative and one for the Representative's counsel), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement and any term sheet, in each case as soon as available and in such quantities as the Representative and each Warrantholder may request;

                    (vi) During the time when a prospectus is required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act and the Securities Exchange Act, 1934, as amended (the "Exchange Act"), as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Warrant Stock in accordance with the provisions hereof and the prospectus, or any amendments or supplements thereto; if at any time when a prospectus relating to the Warrant Stock is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of the Company or counsel for the Company or the Representative or counsel for the Representative, the prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, notify the Public Underwriter and prepare and file, at the Company's expense, with the Commission an appropriate amendment or supplement to the Registration Statement or an amendment or supplement to the prospectus which will correct such statement or omission, or effect such compliance, each such amendment or supplement to be reasonably satisfactory to the Representative and the counsel for the Representative; and furnish to the Representative copies of such amendment or supplement as soon as available and in such quantities as the Representative may request;

                    (vii) As soon as practicable, but in any event not later than forty-five (45) days after the end of the twelve (12) month period beginning after the effective date of the Registration Statement occurs, make generally available to its security holders, in the manner specified in Rule 158(b) promulgated under the Act, and to the Representative, an earnings statement which will comply with the provisions of Section 11(a) of the Act and Rule 158(a) promulgated under the Act;

                    (viii) Deliver to the Representative and each of the Warrantholders, their respective counsel and the Public Underwriter, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of any such prospectus or any amendment or supplement thereto by the Representative, the Warrantholders and the Public Underwriter, if any, in connection with the offering and sale of the Warrant Stock covered by such prospectus or any amendment or supplement thereto;

                    (ix) Prior to any public offering of Warrant Stock, use its best efforts, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities or "blue sky" laws of such jurisdictions as the Representative may reasonably designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction; in each jurisdiction where such qualification shall be effected, use its best efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction to continue such qualification;

                    (x) Cooperate with the Representative, the Warrantholders and the Public Underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Warrant Stock to be sold, which certificates shall not bear any restrictive legends; and enable such Warrant Stock to be in such denominations and registered in such names as the Public Underwriter, if any, may request at least two (2) business days prior to any sale of Warrant Stock;

                    (xi) Use its reasonable best efforts to cause the Warrant Stock covered by the Registration Statement to be registered with or approved by such other governmental bodies, agencies or authorities as may be necessary to enable the Representative, the Warrantholders or the Public Underwriter, if any, to consummate the disposition of such Warrant Stock;

                    (xii) Make every reasonable effort to cause all Warrant Stock covered by such Registration Statement to be (1) listed on each securities exchange, if any, in which equity securities issued by the Company are then listed or (2) authorized to be quoted on the NNM or Nasdaq Small Cap Market or any exchange if the Company's Common Stock is then authorized to be quoted on the NNM or Nasdaq Small Cap Market or any exchange;

                    (xiii) Enter into such agreements (including, without limitation, if applicable, an underwriting agreement, in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Warrant Stock and, in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties to the Representative and the Warrantholders with respect to the business of the Company and its subsidiaries and the Public Underwriter, if any, the Registration Statement, the prospectus, the prospectus supplement (if any) and documents, if any, incorporated or deemed to be incorporated by reference in the Registration Statement, in each case in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Representative and the Warrantholders), addressed to the Representative and the Warrantholders with respect to the matters referred to in the preceding clause in such form, scope and substance as are customarily rendered to underwriters in underwritten offerings and such other matters as may be reasonably requested by counsel to the Representative, the Warrantholders or the Public Underwriter, if any; (3) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in or incorporated by reference into the Registration Statement) addressed to the Representative, the Warrantholders and each of the Public Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of Section 12 hereof (or such other provisions and procedures as shall be acceptable to the Representative, the Warrantholders and to the Public Underwriter of such underwritten offering) with respect to all parties to be indemnified pursuant to said section; and (5) deliver such documents and certificates as may be reasonably requested by the Representative, the Warrantholders and the Public Underwriter, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                    (xiv) Make available for inspection by a representative of the Representative or the Warrantholders or any Public Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the Representative or the Warrantholders or such Public Underwriter, all financial and other records, pertinent corporate documents and properties and assets of the Company and its subsidiaries and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, Public Underwriter, attorney or accountant in connection with any registration of Warrant Stock; provided, however, that any records, information or documents that are designated by, the Company in writing at the time of delivery of such records, information or documents as confidential shall be kept confidential by such persons unless (1) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of governmental or regulatory bodies, agencies or authorities, (2) disclosure of such records, information or documents is, in the opinion of counsel to the Representative or the Warrantholders or to any Public Underwriter, required by law regulations or legal process, (3) such records, information or documents are otherwise publicly available or (4) such records, information or documents become available to such person from a source other than the Company, and such source is not bound by a confidentiality agreement;

                    (xv) If the Company, in the exercise of its reasonable judgment, objects to any change reasonably requested by the Representative, the Warrantholders or the Public Underwriter, if any, to any Registration Statement or prospectus or any amendments or supplements thereto (including documents incorporated or deemed to be incorporated therein by reference) as provided for in this Subsection 11(h), the Company shall not be obligated to make any such change and the Representative or the Warrantholders may withdraw the Warrant and Warrant Stock from such registration, in which event the Company shall pay all registration expenses (including, without limitations, attorneys' fees and expenses) incurred by the Representative and the Warrantholders in connection with such Registration Statement or prospectus or any amendment thereto or supplement thereof; provided, that if the Company provides the Representative and the Warrantholders, as applicable, with a written opinion of independent counsel (which counsel may be the Company's regular outside counsel), upon which the Representative and such Warrantholders may rely, that the change so requested is not required in order that the Registration Statement comply with all applicable securities laws (including any rules and regulations promulgated thereunder), the Representative and such Warrantholders may withdraw the Warrants and the Warrant Stock from such registration but the Company shall not be obligated to pay any registration expenses incurred by the Representative and the Warrantholders; and

                    (xvi) Pay all costs and expenses incident to the performance of or compliance with the Company's obligations under subsection 11(c) above and under this subsection 11(h) (collectively, "Registration Expenses") whether or not any Registration Statement is filed or becomes effective, including, without limitation, the fees and disbursements of the Company's auditors, legal counsel, special legal counsel, legal counsel responsible for qualifying the Warrants and the Warrant Stock under blue sky laws and with the NASD, all filing fees (including, without limitation, the Commission, states, NASD, the Nasdaq Stock Market or any exchange) and printing expenses, all expenses in connection with the transfer and delivery of the Warrant Stock, and all expenses in connection with the qualification of the Warrants and the Warrant Stock under applicable blue sky laws and with the NASD; provided, however, that the Company shall not bear the Public Underwriter's discount or commission with respect to, or any transfer taxes imposed on, the Warrant Stock or the fees and expenses of counsel to the Representative or the Warrantholders; provided, further, however, that the Company shall not be responsible in any way for any fees or expenses of counsel to the Representative, Warrantholders or any Public Underwriter, except, in each case, as provided in Subsection 11(h)(xv) above.

         SECTION 12. INDEMNIFICATION AND CONTRIBUTION.

                (a) The Company agrees to indemnify and hold harmless the Representative, the Warrantholders, the underwriter(s) of any public offering by the Company, and any Holder of Warrant Stock (for purposes of this Section 12, "Holder" shall include the officers, directors, partners, employees, agents and counsel of a Warrantholder or a holder of Warrant Stock), and each person, if any, who controls a Holder ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable attorneys' fees and expenses) or liabilities and all actions, suits, proceedings, injuries, arbitrations, investigations, litigation or governmental or other proceedings (in this Section 12, collectively, "actions") in respect thereof, whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating preparing or defending against any action, commenced or threatened, or any claim whatsoever), as such are incurred, to which a Holder or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any preliminary prospectus, the Current Registration Statement, the Registration Statement or any prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Warrants; or
(iii) in any application or other document or written communication (in this Section 12, collectively, "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Warrants or the Warrant Stock under the securities or blue sky laws thereof or filed with the Commission, any state securities commission or agency, the National Association of Securities Dealers, Inc. (the "NASD") or the NNM, Nasdaq Small Cap Market or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances in which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to a Holder by or on behalf of such Holder expressly for use in any preliminary prospectus, the registration statement or any prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be. In addition to its other obligations under this subsection 12(a), the Company agrees that, as an interim measure during the pendency of any action arising out of or based upon any untrue statement or omission, or alleged untrue statement or alleged omission as described in this subsection 12(a), it shall reimburse the Holders (and, to the extent applicable, each controlling person) on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such action notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligations to reimburse the Holders (and, to the extent applicable, each controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is so held to have been improper as to the Company, the Holders (and, to the extent applicable, each controlling person) shall promptly return it to the

Company, together with interest compounded daily, based on the "reference rate" announced from time to time by Bank of America NTSA (the "Prime Rate"). Any such interim reimbursement payments which are not made to the applicable Holder within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. In no case shall any interest be in excess of that permitted by law.

                The indemnity agreement in this subsection 12(a) shall be in addition to any liability which the Company may have at common law or otherwise.

                (b) Each Holder severally agrees to indemnify and hold harmless the Company (for purposes of this Section 12, "Company" shall include the officers, directors, partners, employees, agents and counsel of the Company) and each other person, if any, who controls the Company ("controlling person") within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to statements or omissions, if any, made in any preliminary prospectus, the Current Registration Statement, the Registration Statement or any prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Holder by or on behalf of such Holder expressly for use in any preliminary prospectus, the Current Registration Statement, the Registration Statement or any prospectus or any amendment thereof or supplement thereto or in any application, provided that such written information or omissions only pertain to disclosures in any preliminary prospectus, the Current Registration Statement, the Registration Statement or any prospectus directly relating to the transactions in connection with the offering contemplated hereby. In addition to its other obligations under this subsection 12(b), each Holder severally agrees that, as an interim measure during the pendency of any action arising out of or based upon any untrue statement or omission, or alleged untrue statement or alleged omission as described in this subsection 12(b), it shall reimburse the Company (and, to the extent applicable, each controlling person) on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any action with respect to such Holder notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Holder's obligations to reimburse the Company (and, to the extent applicable, each controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is so held to have been improper as to such Holder, the Company (and, to the extent applicable, each controlling person) shall promptly return it to such Holder, together with interest compounded daily, based on the Prime Rate. Any such interim reimbursement payments which are not made to the company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. In no case shall any interest be in excess of that permitted by law. Notwithstanding the provisions of this subsection 12(b), in connection with a registration that includes the Warrants or Warrant Stock pursuant to subsection 11(c)(i) hereof, no such Holder shall be required to indemnify or hold harmless the Company or any controlling person for any amounts in excess of the net proceeds (before deducting expenses) applicable to the Warrants or Warrant Stock sold by such Holder pursuant to the Registration Statement. Notwithstanding the provisions of this subsection 12(b), in connection with a registration that includes that Holder's Warrants or

Warrant Stock pursuant to subsections 11(b) or 11(c)(ii), no such Holder shall be required to indemnify and hold harmless the Company or any controlling person for any amounts in excess of that portion of all expenses as to which indemnification is properly claimed under this Agreement equal to such Holder's relevant proportion of all net proceeds (before deduction of expenses) applicable to all securities sold pursuant to the Current Registration Statement or the Registration Statement, as applicable.

                (c) Promptly after receipt by an indemnified party under this
Section 12 of notice of the commencement of any action, such indemnified party shall notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 12 except to the extent that it has been materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate therein, and to the extent it or they may elect by written notice delivered to the indemnified party or parties promptly after receiving the aforesaid notice from such indemnified party or parties, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, an indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action at the expense of the indemnifying party or parties,
(ii) the indemnifying party or parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party shall have reasonably concluded that there may be one or more defenses available to it which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel (in addition to appropriate local counsel) shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to appropriate local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 12 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent may not be unreasonably withheld.

                (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this Section 12, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 12 provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder, and the parties' relative intent, knowledge, state of mind and access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection 12(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 12(d), in a registration that includes a Holder's Warrants or Warrant Stock pursuant to subsection 11(c)(i) hereof, no Holder shall be required to contribute any amount in excess of the net proceeds (before deducting expenses) applicable to the shares of Warrants and Warrant Stock sold by such Holder pursuant to such registration statement and prospectus. Notwithstanding the provisions of this subsection 12(d), in a registration that includes a Holder's Warrant Stock pursuant to subsections 11(b) or 11(c)(ii), no such Holder shall be required to contribute any amount in excess of that portion of all expenses as to which contribution is properly claimed under this Agreement equal to such Holder's relevant portion of all net proceeds (before deducting expenses) applicable to all securities sold pursuant to the Current Registration Statement or the Registration Statement, as applicable. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act and the cases and promulgations thereunder) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect to which a claim for contribution may be made against another party or parties under this subsection 12(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection 12(d) except to the extent it has been materially prejudiced by such failure. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise. Notwithstanding anything to the contrary contained in this Agreement, no Holder shall be required to contribute any amount in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against equal to the proportion of the total securities sold pursuant to the Registration Statement or Current Registration Statement, as the case may be, which is being sold by it, or (ii) the proceeds received by it in any such offering. The Holders' obligations in this Section 12(d) to contribute are several in proportion to the number of Warrants or Warrant Shares registered on their behalf and not joint.

                (e) The indemnity and contribution agreements contained in this
Section 12 and the representations shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person controlling any Holder, the Company, its directors or officers or any Public Underwriter or any person controlling such Public Underwriter, (ii) acceptance of any Warrants or Warrant Shares and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to any Holder or any person controlling any Holder, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 12.

                (f) In any proceeding relating to the Registration Statement, the Current Registration Statement or any prospectus or any amendment or supplement thereto, each party against whom contribution may be sought under this Section 12 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         SECTION 13. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Warrantholders or a holder of Warrant Stock shall be directed to The Boston Group, L.P. at 1999 Avenue of the Stars, Suite 2550, Los Angeles, California 90067, Attention: Mr. Robert A. DiMinico, with a copy to Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California 90067, Attention:
Steven J. Insel, Esq. Notices to the Company shall be directed to the Company at 13845 Artesia Boulevard, Cerritos, California 90703, Attention: Mr. Richard Berger, with a copy to Keesal, Young & Logan, 400 Oceangate, Long Beach, California 90802, Attention: Jeffrey Warren, Esq.

         SECTION 14. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon, the Representative, the Company and the Warrantholders and the holders of Warrant Stock and the controlling persons, officers, directors and others referred to in Section 12 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

         SECTION 15. MERGER OR CONSOLIDATION OF THE COMPANY. The Company shall not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.3 hereof are complied with.

         SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in the Underwriting Agreement, any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive the termination of this Agreement and the issuance, sale and delivery of the Warrant and the Warrant Stock.

         SECTION 17. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof.

         SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         SECTION 19. ENTIRE AGREEMENT, AMENDMENTS. This Agreement and the Underwriting Agreement constitute the entire agreement of the parties hereto concerning the subject matter hereof and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended, modified or altered except in a writing signed by the Representative and the Company.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                             CRAIG CONSUMER ELECTRONICS, INC.



                                             By:    ____________________________
                                                    Richard I. Berger
                                                    President and CEO



                                             THE BOSTON GROUP, L.P.



                                             By:    ____________________________
                                                    Name:
                                                    Title:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD,
         EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN
          COMPLIANCE WITH SECTION 1.3 AND 11(a) OF THE REPRESENTATIVE'S
             WARRANT AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                           WARRANT CERTIFICATE NO. __

                           WARRANT TO PURCHASE 125,000
                             SHARES OF COMMON STOCK

                              VOID AFTER 5:00 P.M.
                    PACIFIC TIME, ON _________________, 2001

                        CRAIG CONSUMER ELECTRONICS, INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

         This certifies that, for value received, THE BOSTON GROUP, L.P., the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from CRAIG CONSUMER ELECTRONICS, INC. (the "Company"), at any time during the period commencing at 6:30 am., Pacific time, on ________________, 1997, and before 5:00 p.m., Pacific time, on ________________, 2001, at the purchase price per share of Common Stock of $___________ (the "Warrant Price"), 125,000 shares of Common Stock of the Company (the "Warrant Stock "). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Representative's Warrant Agreement, dated as of May __, 1996, by and between the Company and the Representative (the "Representative's Warrant Agreement").

         The Warrants evidenced hereby represent the right to purchase an aggregate of up to 125,000 shares of Warrant Stock (subject to adjustment as provided in the Representative's Warrant Agreement) and are issued under and in accordance with the Representative's Warrant Agreement, and are subject to the terms and provisions contained in the Representative's Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided hereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in any manner allowed in the Representative's Warrant Agreement.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the shares of Warrant Stock as to which the Warrants evidenced hereby shall not have been exercised. These

Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Warrant Stock as evidenced by the Warrant or Warrants exchanged. No fractional securities shall be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

         This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                             CRAIG CONSUMER ELECTRONICS, INC.



                                             By:    ____________________________
                                                    Richard I. Berger
                                                    President and CEO

Dated: _____________, 199__

ATTEST:                [Seal]

____________________________

Chief Financial Officer

                        CRAIG CONSUMER ELECTRONICS, INC.
                                  PURCHASE FORM

CRAIG CONSUMER ELECTRONICS, INC (the "Company")

_______________________________

_______________________________
Attention:  President

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____ shares of common stock of the Company (the "Warrant Stock") provided for therein, and requests that certificates for the Warrant Stock be issued in the name of:

         _______________________________________________________________
         (Please print or Type Name, Address and Social Security Number)

         _______________________________________________________________

         _______________________________________________________________


and, if said number of shares of Warrant Stock shall not be all the Warrant Stock purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:_________________

Name of Warrantholder
or Assignee:               _________________________
                                 (Please Print)

Address:                           _________________________

                                   _________________________

Signature:                 _________________________

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:_____________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange of the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase _____ shares of Warrant Stock represented by the within Warrant Certificate unto, and requests that a certificate for such Warrant be issued in the name of:

          _____________________________________________________________
          (Name and Address of Assignee Must be Printed or Typewritten)

          _____________________________________________________________

          _____________________________________________________________


hereby irrevocably constituting and appointing _______________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises and, if said number of warrant Stock shall not bear all of the Warrant Stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder and delivered to such Warrantholder's address as then set forth on the Company's books.

Dated:_______________                         __________________________________
                                                  Signature of Registered Holder

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:_____________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.